EXHIBIT 5.1

OPINION OF McDERMOTT, WILL & EMERY

[McDermott, Will & Emery Letterhead]

January 7, 2003

American Vanguard Corporation
4695 MacArthur Court, Suite 1250
Newport Beach, California 92660

     RE: Registration Statement on Form S-8

          We have acted as counsel for American Vanguard Corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended, of 99,973 shares of the Company’s Common Stock, par value $.10 per share (the “Registered Shares”), which may be issued pursuant to the Company’s 1994 Stock Incentive Plan, as amended and restated by the 1994 Amended and Restated Stock Incentive Plan and the Second Amended and Restated 1994 Stock Incentive Plan (collectively, the “Plan”).

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Registered Shares, when issued pursuant to and in accordance with the terms of the Plan against payment of the purchase price provided for therein, will be legally issued, fully paid and nonassessable.

          We hereby consent to the reference to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

Yours very truly,

/s/ McDermott, Will & Emery